Exhibit 10.27

Standard Multi-Tenant Office Lease - Net, dated October 11, 2017, by and between Eiger BioPharmaceuticals, Inc. and the McDonald Family Co. LLC, and addendum.

STANDARD MULTI-TENANT OFFICE LEASE - NET

1.	Basic Provisions (“Basic Provisions”).

1.1Parties. This Lease (“Lease”), dated for reference purposes only October 11, 2017, is made by and between McDonald Family Co. LLC (“Lessor”) and Eiger BioPharmaceuticals Inc. (“Lessee”), (collectively the “Parties”, or individually a “Party”).

1.2(a)Premises: That certain portion of the Project (as defined below), commonly known as (street address, suite, city, state): 2171 Park Blvd, Palo Alto, CA (“Premises”). The Premises are located in the County of Santa Clara, and consist of approximately 8, 029 rentable square feet and approximately 8,029 useable square feet. In addition to Lessee’s rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof, the exterior walls, the area above the dropped ceilings, or the utility raceways of the building containing the Premises (“Building”) or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Project.” The Project consists of approximately _______ rentable square feet. (See also Paragraph 2)

1.2(b)Parking: _______ unreserved and 17 reserved vehicle parking spaces at a monthly cost of _______ per unreserved space and _______ per reserved space. (See Paragraph 2.6)

1.3Term: 5 years and _______ months (“Original Term”) commencing March 1, 2018 (“Commencement Date”) and ending February 28, 2023 (“Expiration Date”). (See also Paragraph 3)

1.4Early Possession: If the Premises are available Lessee may have non-exclusive possession of the Premises commencing February 1, 2018 (“Early Possession Date”). (See also Paragraphs 3.2 and 3.3)

1.5Base Rent: $6.00 per month (“Base Rent”), payable on the 1st day of each month commencing March 1, 2018. (See also  Paragraph 4) The Base Rent shall increase annually by 3%.

☑ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted. See Paragraph 51.

1.6Lessee’s Share of Operating Expenses: fifty-five percent (55%) (“Lessee’s Share”). In the event that that size of the Premises and/or the Project are modified during the term of this Lease, Lessor shall recalculate Lessee’s Share to reflect such modification.

1.7Base Rent and Other Monies Paid Upon Execution:

(a)	Base Rent: $48,174.00 for the period March 1, 2018 - March 31, 2018.
(b)	Operating Expenses: $7,627.65 for the period March 1, 2018 - March 31, 2018.
(c)	Security Deposit: $289,044.00 (“Security Deposit”). (See also Paragraph 5 and Addendum 58)

~~(d)~~ P~~a~~r~~ki~~ng~~:~~ _______ ~~for the period~~ _______.

~~(e)~~ Oth~~e~~r: _______ ~~for~~ _______.

(f)	Total Due Upon Execution of this Lease: $337,218.00.

1.8Agreed Use: Professional, office, R&D uses and other permitted legal uses. (See also Paragraph 6)

1.9Insuring Party. Lessor is the “Insuring Party”. (See also Paragraph 8)

1.10Real Estate Brokers. (See also Paragraph 15 and 25)

(a)	Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

☑ Newmark Cornish & Carey represents Lessor exclusively (“Lessor’s Broker”);

☑ Jones Lang LaSalle represents Lessee exclusively (“Lessee’s Broker”); or

☐ _______represents both Lessor and Lessee (“Dual Agency”).

(b)

Payment to Brokers. Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement ~~(or if there is no such agreement, the sum of~~ _______ ~~or~~ _______ ~~% of the total Base Rent) for the brokerage services rendered by the Brokors~~.

~~1.11Guarantor. The obl~~i~~gations of the Lessee under th~~i~~s Lesse~~-~~shall~~-~~be guaranteed by~~  _______ ~~(“Guarantor”). (See a~~l~~so Paragraph 37)~~

1.12Business Hours for the Building: 8:00 a.m. to 6:00 p.m., Mondays through Fridays (except Building Holidays) and 9:00 a.m. to 1:00 p.m. on Saturdays (except Building Holidays). “Building Holidays” shall mean the dates of observation of New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and _______.

1.13Lessor Supplied Services. Notwithstanding the provisions of Paragraph 11.1, Lessor is NOT obligated to provide the following within the Premises:

☑ Janitorial services

☑ Electricity

☐ Other (specify): _______

1.14Attachments. Attached hereto are the following, all of which constitute a part of this Lease:

☑ an Addendum consisting of Paragraphs 50 through 80;

☑ a plot plan depicting the Premises;

☑ a current set of the Rules and Regulations;

☐ a Work Letter;

☐ a janitorial schedule;

☑ other (specify): Floor Plan.

2.	Premises.

2.1Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. While the approximate square footage of the Premises may have been used in the marketing of the Premises for purposes of comparison, the Base Rent stated herein is NOT tied to square footage and is not subject to adjustment should the actual size be determined to be different. NOTE: Lessee is advised to verify the actual size prior to executing this Lease.

2.2Condition. Lessor shall deliver the Premises to Lessee in a clean condition on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), and all other items which the Lessor is obligated to construct pursuant to the Work Letter attached hereto, if any, other than those constructed by Lessee, shall be in good operating condition on said date, that the structural elements of the roof, bearing walls and foundation of the Unit shall be free of material defects, and that the Premises do not contain hazardous levels of any mold or fungi defined as toxic under applicable state or federal law. Lessor also warrants, that unless otherwise specified in writing, Lessor is unaware of (i) any recorded Notices of Default affecting the Premise; (ii) any delinquent amounts due under any loan secured by the Premises; and (iii) any bankruptcy proceeding affecting the Premises.

2.3Compliance. Lessor warrants that to the best of its knowledge the improvements on the Premises and the Common Areas comply with the building codes, applicable laws, covenants or restrictions of record, regulations, and ordinances (“Applicable Requirements”) that were in effect at the time that each improvement, or portion thereof, was constructed. Said warranty does not apply to the use to which Lessee will put the Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee’s use (see Paragraph 49), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the zoning and other Applicable Requirements are appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Premises (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:

(a)Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however, that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to 6 months’ Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b)If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor shall pay for such Capital Expenditure and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease or any extension thereof, on the date that on which the Base Rent is due, an amount equal to 1/144th of the portion of such costs reasonably attributable to the Premises. Lessee shall pay Interest on the balance but may prepay its obligation at any time. If, however, such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor’s share of such costs have been fully paid. If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.

(c)Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not have any right to terminate this Lease.

2.4Acknowledgements. Lessee acknowledges that: (a) it has been given an opportunity to inspect and measure the Premises, (b) Lessee has been advised by Lessor and/or Brokers to satisfy itself with respect to the size and condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Lessee’s intended use, (c) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, (d) it is not relying on any representation as to the size of the Premises made by Brokers or Lessor, (e) the square footage of the Premises was not material to Lessee’s decision to lease the Premises and pay the Rent stated herein, and (f) neither Lessor, Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date, Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.

2.6Vehicle Parking. So long as Lessee is not in default, and subject to the Rules and Regulations attached hereto, and as established by Lessor from time to time, Lessee shall be entitled to rent and use the number of parking spaces specified in Paragraph 1.2(b) at the rental rate applicable from time to time for monthly parking as set by Lessor and/or its licensee.

(a)If Lessee commits, permits or allows any of the prohibited activities described in the Lease or the rules then in effect, then Lessor shall have the right, without notice, in addition to such other rights and remedies that It may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

(b)The monthly rent per parking space specified in Paragraph 1.2(b) is subject to change upon 30 days prior written notice to Lessee. The rent for the parking is payable one month in advance prior to the first day of each calendar month.

2.7Common Areas - Definition. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Premises that are provided and designated by the Lessor from time to time for the general nonexclusive use of Lessor, Lessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including, but not limited to, common entrances, lobbies, corridors, stairwells, public restrooms, elevators, parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.

2.8Common Areas - Lessee’s Rights. Lessor grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.9Common Areas - Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to adopt, modify, amend and enforce reasonable rules and regulations (“Rules and Regulations”) for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. The Lessee agrees to abide by and conform to all such Rules and Regulations, and shall use its best efforts to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the noncompliance with said Rules and Regulations by other tenants of the Project.

2.10Common Areas - Changes. Lessor shall have the right, in Lessor’s sole discretion, from time to time:

(a)To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of the lobbies, windows, stairways, air shafts, elevators, escalators, restrooms, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b)To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c)To designate other land outside the boundaries of the Project to be a part of the Common Areas;

(d)To add additional buildings and improvements to the Common Areas;

(e)To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

(f)To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

3.	Term.

3.1Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2Early Possession. Any provision herein granting Lessee Early Possession of the Premises is subject to and conditioned upon the Premises being available for such possession prior to the Commencement Date. Any grant of Early Possession only conveys a non-exclusive right to occupy the Premises. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such Early Possession. All other terms of this Lease (including but not limited to the obligations to pay Lessee’s Share of the Operating Expenses) shall be in effect during such period. Any such Early Possession shall not affect the Expiration Date.

3.3Delay In Possession. See Addendum ~~Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession by such date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or change the Expiration Date. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession is not delivered within 60 days after the Commencement Date, as the same may be extended under the terms of any Work Letter executed by Parties, Lessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee’s right to cancel shall terminate. lf possession of the Premises is not delivered within 120 days after the commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.~~

3.4Lessee Compliance. Lessor shall not be required to deliver possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4.	Rent.

4.1Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

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4.2Operating Expenses. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee’s Share of all Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

(a)“Operating Expenses” include all costs relating to the ownership and operation of the Project, calculated as if the Project was at least 95% occupied, including, but not limited to, the following:

(i)The operation, repair, and maintenance in neat, clean, safe, good order and condition, of the following:

(aa)The Common Areas, including their surfaces, coverings, decorative items, carpets, drapes and window coverings, and including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, stairways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities, building exteriors and roofs, fences and gates;

(bb)All heating, air conditioning, plumbing, electrical systems, life safety equipment, communication systems and other equipment used in common by, or for the benefit of, lessees or occupants of the Project, including elevators and escalators, tenant directories, fire detection systems including sprinkler system maintenance and repair.

(cc)The Premises and/or any other space occupied by a tenant.

(ii)The cost of trash disposal, janitorial and security services, and pest control services, and the costs of any environmental inspections;

(iii)The cost of any other service to be provided by Lessor that is elsewhere in this Lease stated to be an “Operating Expense”;

(iv)The cost of the premiums for the insurance policies maintained by Lessor pursuant to paragraph 8 and any deductible portion of an insured loss concerning the Building or the Common Areas;

(v) The amount of the Real Property Taxes payable by Lessor pursuant to paragraph 10;

(vi)The cost of water, sewer, gas, electricity, and other publicly mandated services not separately metered;

(vii)Labor, salaries, and applicable fringe benefits and costs, materials, supplies and tools, used in maintaining and/or cleaning the Project and accounting and management fees attributable to the operation of the Project;

(viii)The cost to replace equipment or capital components such as the roof, foundations, or exterior walls, the cost to replace a Common Area capital improvement, such as the parking lot paving, elevators or fences, and/or the cost of any capital improvement to the Building or the Project not covered under the provisions of Paragraph 2.3. Provided however, that if such equipment or capital component has a useful life for accounting purposes of 5 years or more that Lessor shall allocate the cost of any such capital improvement over a 12 year period and Lessee shall not be required to pay more than Lessee’s Share of 1/144th of the cost of such capital improvement in any given month;

(ix)The cost to replace equipment or improvements that have a useful life for accounting purposes of 5 years or less.

~~(x)Reserves set-aside for maintenance, repair and/or raplacement of improvements and equipment.~~

(b)Any item of Operating Expense that is specifically attributable to the Premises, the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Premises, Building, or other building. However, any such item that is not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Project.

(c)The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Project already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

(d)See Addendum ~~Lessee’s Share of Operating Expenses is payable month~~l~~y on the same days as the Base Rent it due hereunder. The amount of such. payments shal~~l ~~bo based on Lessor’s e~~s~~timate of the Operating Expenses W~~i~~th~~i~~n 60 days after wr~~i~~tten reque~~s~~t (but~~ n~~ot more than once each year) Lessor shal~~l ~~de~~li~~ver~~. ~~to L~~e~~s~~see a rease~~nably d~~e~~t~~ail~~ed statement~~ s~~how~~in~~g Lessee’s Share of the actua~~l ~~Op~~e~~rating E~~x~~p~~e~~n~~ses ~~for the prec~~e~~d~~i~~ng y~~e~~ar~~, ~~If Lessee’s p~~a~~yments~~ d~~ur~~i~~ng such year~~ ex~~c~~ee~~d~~ Le~~ss~~ee’s Share, ~~L~~es~~sor sha~~ll ~~cre~~di~~t the~~ a~~m~~o~~un~~t-o~~f~~ s~~uch over~~-~~payment~~ aga~~i~~n~~st Lessee’~~s ~~futur~~e ~~paym~~e~~nts~~. I~~f L~~e~~ss~~ee~~’s paym~~e~~nt~~s ~~dur~~i~~ng such year were less than Lessee’s S~~h~~are, Lessee shall pay to~~ L~~essor the amount of the defic~~i~~ency~~-~~with~~i~~n 10 days after de~~li~~very~~ b~~y Lessor to Lessee of~~-t~~he statement~~.

(e)Operating Expenses shall not include any expenses paid by any tenant directly to third parties, or as to which Lessor is otherwise reimbursed by any third party, other tenant, or by insurance proceeds.

4.3Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. All monetary amounts shall be rounded to the nearest whole dollar. In the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashier’s check. Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent and Operating Expenses, and any remaining amount to any other outstanding charges or costs.

5.Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount already due Lessor, for Rents which will be due in the future, and/ or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. ~~if the Base Rent increases during the term of this Lease,Lessee shall, upon written request from Less or, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent the initial Security Deposit bore to the initial Base Rent~~ Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, In Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 90 days after the expiration or termination of this Lease, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. Lessor shall upon written request provide Lessee with an accounting showing how that portion of the Security Deposit that was not returned was applied. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease. THE SECURITY DEPOSIT SHALL NOT BE USED BY LESSEE IN LIEU OF PAYMENT OF THE LAST MONTH’S RENT.

6.Use.

6.1Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements of the Building, will not adversely affect the mechanical, electrical, HVAC, and other systems of the Building, and/or will not affect the exterior appearance of the Building. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.

6.2Hazardous Substances.

(a)Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by Itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, byproducts or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use such as ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any

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Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b)Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c)Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

(d)Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from areas outside of the Project not caused or contributed to by Lessee). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e)Lessor Indemnification. Except as otherwise provided in paragraph 8.7, Lessor and Its successors and assigns shall Indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which result from Hazardous Substances which existed on the Premises prior to Lessee’s occupancy or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease,

(f)Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to Lessee’s occupancy, unless such remediation measure is required as a result of Lessee’s use (Including “Alterations”, as defined in paragraph 7.3(a) below) of the Premises, In which event Lessee shall be responsible for such payment, Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.

(g)Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) If the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.

6.3Lessee’s Compliance with Applicable Requirements. Except as otherwise provided In this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to the Premises, without regard to whether said Applicable Requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or Involving the failure of Lessee or the Premises to comply with any Applicable Requirements, Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises.

6.4Inspection; Compliance. See Addendum Lessor and Lessor’s “Lender” (as defined in Paragraph 30) and consultants authorized by Lessor shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times, after reasonable notice, for the purpose of inspecting and/or testing the condition of the Premises and/or for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance Condition (see Paragraph 9.1) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of written request therefor. Lessee acknowledges that any failure on its part to allow such inspections or testing will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, should the Lessee fail to allow such inspections and/or testing in a timely fashion the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater for the remainder to the Lease. The Parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to allow such inspection and/or testing. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such failure nor prevent the exercise of any of the other rights and remedies granted hereunder.

7.Maintenance; Repairs; Utility Installations; Trade Fixtures and Alterations.

7.1Lessee’s Obligations. Notwithstanding Lessor’s obligation to keep the Premises in good condition and repair, Lessee shall be responsible for the cost of painting, repairing or replacing wall coverings, and to repair or replace any improvements within the Premises.

7.2Lessor’s Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4.2 (Operating Expenses), 6 (Use), 7.1 (Lessee’s Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the Premises, the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler system, fire alarm and/or smoke detection systems, fire hydrants, and the Common Areas.

7.3Utility Installations; Trade Fixtures; Alterations.

(a)Definitions. The term “Utility Installations” refers to all floor and window coverings, air lines, vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, and plumbing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

(b)Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent. Lessee may, however, make non-structural Alterations or Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof, ceilings, floors or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, do not trigger the requirement for additional modifications and/or improvements to the Premises resulting from Applicable Requirements, such as compliance with Title 24, and the cumulative cost thereof during this Lease as extended does not exceed ~~$2000~~$15,000. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of one month’s Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the

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estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor.

(c)Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself. Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.

7.4Ownership; Removal; Surrender; and Restoration. See Addendum

(a)Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b)Removal. By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

(c)Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if the Lessee occupies the Premises for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall also remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Project) to the level specified in Applicable Requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below,

8.Insurance; Indemnity.

8.1Insurance Premiums. The cost of the premiums for the insurance policies maintained by Lessor pursuant to paragraph 8 are included as Operating Expenses (see paragraph 4.2 (a)(iv)). Said costs shall include increases in the premiums resulting from additional coverage related to requirements of the holder of a mortgage or deed of trust covering the Premises, Building and/or Project, increased valuation of the Premises, Building and/or Project, and/or a general premium rate increase. Said costs shall not, however, include any premium increases resulting from the nature of the occupancy of any other tenant of the Building. In no event, however, shall Lessee be responsible for any portion of the premium cost attributable to liability insurance coverage in excess of $2,000,000 procured under Paragraph 8.2(b).

8.2Liability Insurance.

(a)Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2~~1~~,000,000 per occurrence with an annual aggregate of not less than $3~~2~~,000,000. Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization’s “Additional Insured-Managers or Lessors of Premises” Endorsement. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b)Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3Property Insurance - Building, Improvements and Rental Value.

(a)Building and Improvements. Lessor shall obtain and keep in force a policy or policies of insurance in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Building and/or Project. The amount of such insurance shall be equal to the full insurable replacement cost of the Building and/or Project, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee not by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $5,000 per occurrence.

(b)Rental Value. Lessor shall also obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value insurance”). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period.

(c)Adjacent Premises. Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Project if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.

(d)Lessee’s Improvements. Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

8.4Lessee’s Property; Business Interruption Insurance; Worker’s Compensation Insurance.

(a)Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility installations. Such insurance shall be full replacement cost coverage with a deductible ~~of not to exceed $1,000 per occurrence.~~ The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations.

(b)Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c)Worker’s Compensation Insurance. Lessee shall obtain and maintain Worker’s Compensation Insurance in such amount as may be required by Applicable Requirements. Such policy shall include a ‘Waiver of Subrogation’ endorsement. Lessee shall provide Lessor with a copy of such endorsement along with the certificate of insurance or copy of the policy required by paragraph 8.5.

(d)No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

8.5Insurance Policies. See Addendum ~~Insurance required herein shall be by companies maintaining during the policy term a “ General Policyholders Rating” of a~~t ~~least A-, VII, as set forth in the most current issue of “ Best’s Insurance Guide”, or such other rating as may be required by a Lender, Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates with copies of the required endorsements evidencing the existence and amounts of the required insurance. No such policy shall be canceable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 10 days prior to the expiration of such policies, furnis Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may increase his liabillty insurance coverage and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less If either Party shall fall to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.~~

8.6Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such

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releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7Indemnity. Except for Lessor’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

8.8See Addendum Exemption of Lessor and its Agents from Liability. Notwithstanding the negligence or breach of this Lease by Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee’s business or for any loss of income or profit therefrom. Instead, it is intended that Lessee’s sole recourse in the event of’ such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.

8.9Failure to Provide Insurance. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.

9.Damage or Destruction.

9.1Definitions.

(a)“Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 3 months or less from the date of the damage or destruction, and the cost thereof does not exceed a sum equal to 6 month’s Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(b)“Premises Total Destruction” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 3 months or less from the date of the damage or destruction and/or the cost thereof exceeds a sum equal to 6 month’s Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c)“Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d)“Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e)“Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance, in, on, or under the Premises which requires restoration.

9.2Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $5,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost Insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to; (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense (subject to reimbursement pursuant to Paragraph 4.2), in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage, Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.

9.5Damage Near End of Term. See Addendum i~~f at any tim~~e ~~dur~~in~~g the last 6 months of this Lease there is damage for which the cost to repair- exceeds one month’s Base Rent, whether or not an Insured Loss Lessor may terminate this Lease effective 60 days following the date of occurence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage.~~ Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6Abatement of Rent; Lessee’s Remedies.

(a)Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired~~, but not to exceed the proceeds rece~~i~~ved from th~~e ~~R~~e~~ntal Value insurance~~. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b)Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. if Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

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9.7Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor, Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

10.Real Property Taxes.

10.1Definitions. See Addendum As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address. “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project, (ii) a change in the improvements thereon, and/or (iii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease.

10.2Payment of Taxes. Except as otherwise provided in Paragraph 10.3, Lessor shall pay the Real Property Taxes applicable to the Project, and said payments shall be included in the calculation of Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.3Additional Improvements. Operating Expenses shall not include Real Property Taxes specified in the tax assessor’s records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.2 hereof, Lessee shall, however, pay to Lessor at the time Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee’s request or by reason of any alterations or improvements to the Premises made by Lessor subsequent to the execution of this Lease by the Parties.

10.4Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and Improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Lessor’s reasonable determination thereof, in good faith, shall be conclusive.

10.5Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11.Utilities and Services.

11.1Services Provided by Lessor. Lessor shall provide heating, ventilation, air conditioning, reasonable amounts of electricity for normal lighting and office machines, water for reasonable and normal drinking and lavatory use in connection with an office, and replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures. Lessor shall also provide janitorial services to the Premises and Common Areas 5 times per week, excluding Building Holidays, or pursuant to the attached janitorial schedule, if any. Lessor shall not, however, be required to provide janitorial services to kitchens or storage areas included within the Premises.

11.2Services Exclusive to Lessee. Notwithstanding the provision of paragraph 11.1, Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services specially or exclusively supplied and/or metered exclusively to the Premises or to Lessee, together with any taxes thereon. If a service is deleted by Paragraph 1.13 and such service is not separately metered to the Premises, Lessee shall pay at Lessor’s option, either Lessee’s Share or a reasonable proportion to be determined by Lessor of all charges for such jointly metered service.

11.3Hours of Service. ~~Sa~~i~~d services and utiliti~~e~~s sha~~l~~l be provided dur~~i~~ng times set forth~~ i~~n P~~a~~ragraph 1.12, Utilities and services~~.~~required at other times sha~~l~~l be subject to advance request and reimbursement by Lessee to Lessor of the cost thereof~~.

11.4Excess Usage by Lessee. ~~Lessee shall not make connection to the utilites except by or through existing outlots and shall not install or use machinery or equipment in or about the Permises that uses excess water, lighting or power, or suffer or permit any act that causes extra burden upon the utilities or services inc~~l~~ud~~i~~ng but not lim~~i~~ted to security and tr~~a~~sh services, over standard office usage for the Project, Lessor shall require Lessee to reimburse Losser for any excess expenses or costs that may arise out of a branch of this subparagraph by Lessee, Lessor may, in its solo discretion, install at Lessee’s expense supplemental equipment and/ or separate metering applicable to Lessee,s excess usage or loading.~~

11.5Interruptions. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions.

12Assignment and Subletting. See Addendum

12.1Lessor’s Consent Required.

(a)Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent.

(b)Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of ~~25%~~ 51% or more of the voting control of Lessee shall constitute a change in control for this purpose.

~~(c)The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buyout or otherwise), whether or not a formal assignment or hypothecation of this lease or Lessee’s assets occurs, which results or will result in a reduction of the Not Worth of Lessee by an amount graeter than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lesser has consented, or as it exists immediately prior to said transaction or transctions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent “Net Worth of Lessee” shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.~~

(d)An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(d), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.

(e)Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

(f)Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.

(g)Notwithstanding the foregoing, allowing a de minimis portion of the Premises, ie. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.

12.2Terms and Conditions Applicable to Assignment and Subletting.

(a)Regardless of Lessor’s consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b)Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

(c)Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d)In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

(e)Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $1,000~~500~~ as consideration for Lessor’s considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)

(f)Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

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(g)Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)

12.3Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a)Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee’s then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b)In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c)Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor,

(d)No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(e)Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.Default; Breach; Remedies. See Addendum

13.1Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a)The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b)The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee. THE ACCEPTANCE BY LESSOR OF A PARTIAL PAYMENT OF RENT OR SECURITY DEPOSIT SHALL NOT CONSTITUTE A WAIVER OF ANY OF LESSOR’S RIGHTS, INCLUDING LESSOR’S RIGHT TO RECOVER POSSESSION OF THE PREMISES.

(c)The failure of Lessee to allow Lessor and/or its agents access to the Premises or the commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 3 business days following written notice to Lessee. In the event that Lessee commits waste, a nuisance or an illegal activity a second time then, the Lessor may elect to treat such conduct as a non-curable Breach rather than a Default.

(d)The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate or financial statements, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 41, (viii) material safety data sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.

(e)A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 2.9 hereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(f)The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g)The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(h)If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a)Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover any damages to which Lessor is otherwise entitled. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b)Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

(c)Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

13.3 Inducement Recapture. Any agreement for free or abated rent or other charges, the cost of tenant improvements for Lessee paid for or performed by Lessor, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions,” shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee, The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

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13.4 See Addendum Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 10% of each such overdue amount or $100, whichever is greater. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due shall bear interest from the 31st day after it was due. The interest (“Interest”) charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for In Paragraph 13.4.

13.6 Breach by Lessor.

(a)Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished to Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

(b)Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice,

or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent the actual and reasonable cost to perform such cure, provided, however, that such offset shall not exceed an amount equal to the greater of one month’s Base Rent or the Security Deposit, reserving Lessee’s right to seek reimbursement from Lessor for any such expense in excess of such offset. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14.Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the rentable floor area of the Premises, or more than 25% of Lessee’s Reserved Parking Spaces, if any, are taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation paid by the condemnor for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15.Brokerage Fees.

~~15.1 Additional Commission. In addition to the payments owed pursuant to Paragraph 1.10 above, Lessor agrees that: (a) if Lessee exercises any Option,(b) Lessee or anyone affiliated with Lessee acquires form Lessor any rights to the Premises or other premises owned by Lesser and located within the Project, (c) if Lessee remains in-possession of the Premises, with the consent-of-Lessor, after the expiration of this Lease,-or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then, Lesser shall pay Brokers a fee in accordance with the fee schedule of the Brokers in effect at the time the Lease was executed.~~

15.2 Assumption of Obligations. Any buyer or transferee of Lessor’s interest in this Lease shall be deemed to have assumed Lessor’s obligation hereunder. Brokers shall be third party beneficiaries of the provisions of Paragraphs 1.10, 15, 22 and 31. If Lessor fails to pay to Brokers any amounts due as and for brokerage fees pertaining to this Lease when due, then such amounts shall accrue Interest. In addition, if Lessor fails to pay any amounts to Lessee’s Broker when due, Lessee’s Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amounts within 10 days after said notice, Lessee shall pay said monies to its Broker and offset such amounts against Rent. In addition, Lessee’s Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor’s Broker for the limited purpose of collecting any brokerage fee owed.

15.3 Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

16.Estoppel Certificates.

(a)Each Party (as “Responding Party”) shall within 10 days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published BY AIR CRE, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b)If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate. In addition, Lessee acknowledges that any failure on its part to provide such an Estoppel Certificate will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, should the Lessee fail to execute and/or deliver a requested Estoppel Certificate in a timely fashion the monthly Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater for remainder of the Lease. The Parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to provide the Estoppel Certificate. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to the failure to provide the Estoppel Certificate nor prevent the exercise of any of the other rights and remedies granted hereunder.

(c)If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall within 10 days after written notice from Lessor deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17.Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18.Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20.Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, or its partners, members, directors, officers or shareholders, and Lessee shall look to the Project, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21.Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

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22.No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon. Its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.

23.Notices.

23.1Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, ~~or by facsimile transmission,~~ or by email, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices delivered by hand, ~~or transmitted by fascimile transmission~~ or by email shall be deemed delivered upon actual receipt. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24.Waivers.

(a) No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.

(b) The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of monies or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

(c) THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.

25.Disclosures Regarding The Nature of a Real Estate Agency Relationship.

(a) When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:

(i)Lessor’s Agent. A Lessor’s agent under a listing agreement with the Lessor acts as the agent for the Lessor only. A Lessor’s agent or subagent has the following affirmative obligations: To the Lessor: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor. To the Lessee and the Lessor. (a) Diligent exercise of reasonable skills and care in performance of the agent’s duties. (b) A duty of honest and fair dealing and good faith. (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(ii)Lessee’s Agent. An agent can agree to act as agent for the Lessee only. In these situations, the agent is not the Lessor’s agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor. An agent acting only for a Lessee has the following affirmative obligations. To the Lessee: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessee. To the Lessee and the Lessor: (a) Diligent exercise of reasonable skills and care in performance of the agent’s duties. (b) A duty of honest and fair dealing and good faith. (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(iii)Agent Representing Both Lessor and Lessee. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee. In a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: (a) A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lessor or the Lessee. (b) Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii). In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent in an amount less than that indicated in the listing or that the Lessee is willing to pay a higher rent than that offered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.

(b) Brokers have no responsibility with respect to any default or breach hereof by either Party. The Parties agree that no lawsuit or other legal proceeding involving any breach of duty, error or omission relating to this Lease may be brought against Broker more than one year after the Start Date and that the liability (including court costs and attorneys’ fees), of any Broker with respect to any such lawsuit and/or legal proceeding shall not exceed the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

(c) Lessor and Lessee agree to identify to Brokers as “Confidential” any communication or information given Brokers that is considered by such Party to be confidential.

26.No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Holdover Base Rent shall be calculated on a monthly basis. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27.Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29.Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.Subordination; Attornment; Non-Disturbance.

30.1Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and

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such new owner shall assume all of Lessor’s obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor.

30.3Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”, from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall, if requested by Lessee, use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee’s option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

30.4Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31.Attorneys’ Fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably Incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32.Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect to Lessee’s use of the Premises. All such activities shall be without abatement of rent or liability to Lessee. In addition, Lessor shall have the right to retain keys to the Premises and to unlock all doors in or upon the Premises other than to files, vaults and safes, and in the case of emergency to enter the Premises by any reasonably appropriate means, and any such entry shall not be deemed a forcible or unlawful entry or detainer of the Premises or an eviction. Lessee waives any charges for damages or injuries or interference with Lessee’s property or business in connection therewith.

33.Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34.Signs. Lessor may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last 6 months of the term hereof. Lessor may not place any sign on the exterior of the Building that covers any of the windows of the Premises. Except for ordinary “For Sublease” signs which may be placed only on the Premises, Lessee shall not place any sign upon the Project without Lessor’s prior written consent. All signs must comply with all Applicable Requirements.

35.Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36.Consents. See Addendum All requests for consent shall be in writing. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37.Guarantor.

37.1Execution. The Guarantors, if any, shall each execute a guaranty in the form most recently published BY AIR CRE.

37.2Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.

38.Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39.Options. If Lessee is granted any option, as defined below, then the following provisions shall apply.

39.1Definition. “Option” shall mean: (a) the right to extend or reduce the term of or renew this Lease or to extend or reduce the term of or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase, the right of first offer to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

39.2Options Personal To Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

39.3Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39.4Effect of Default on Options.

(a)Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

(b)The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c)An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), or (ii) if Lessee commits a Breach of this Lease.

40.Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties. In the event, however, that Lessor should elect to provide security services, then the cost thereof shall be an Operating Expense.

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41.Reservations.

(a)Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use of the Premises by Lessee. Lessor may also: change the name, address or title of the Building or Project upon at least 90 days prior written notice; provide and install, at Lessee’s expense, Building standard graphics on the door of the Premises and such portions of the Common Areas as Lessor shall reasonably deem appropriate; grant to any lessee the exclusive right to conduct any business as long as such exclusive right does not conflict with any rights expressly given herein; and to place such signs, notices or displays as Lessor reasonably deems necessary or advisable upon the roof, exterior of the Building or the Project or on pole signs in the Common Areas. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights. The obstruction of Lessee’s view, air, or light by any structure erected in the vicinity of the Building, whether by Lessor or third parties, shall in no way affect this Lease or impose any liability upon Lessor.

~~(b)Lessor also reserves the right to move Lessee to other space of comparable size in the Building-or..Project. Lesser must provide least days prior written notice of such move, and the new space must contain.improvements of comparable quality to those containad within tha Promises Lessor shall pay the coasonable out of pocket costs thatLessen incurs with regard to such relocation including the expenses of moving and necessary stationary revision costs in no event, however, shall Lesser be required to pay an amount in excess of two months Base Rent. Lessee may not be relocated more than once during the term of this~~

(c)Lessee shall not: (i) use a representation (photographic or otherwise) of the Building or Project or their name(s) in connection with Lessee’s business; or (ii) suffer or permit anyone, except in emergency, to go upon the roof of the Building.

42.Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid “under protest” within 6 months shall be deemed to have waived its right to protest such payment.

43.Authority; Multiple Parties; Execution.

(a)If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

(b)If this Lease is executed by more than one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.

(c)This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

44.Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

45.Offer. Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

46.Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

47.Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

48.Arbitration of Disputes. An Addendum requiring the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐ is ☐ is not attached to this Lease.

49.Accessibility; Americans with Disabilities Act.

(a)The Premises:

☑ have not undergone an inspection by a Certified Access Specialist (CASp). Note: A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

☐ have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises met all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. Lessee acknowledges that it received a copy of the inspection report at least 48 hours prior to executing this Lease and agrees to keep such report confidential.

☐ have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises did not meet all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. Lessee acknowledges that it received a copy of the inspection report at least 48 hours prior to executing this Lease and agrees to keep such report confidential except as necessary to complete repairs and corrections of violations of construction related accessibility standards.

In the event that the Premises have been issued an inspection report by a CASp the Lessor shall provide a copy of the disability access inspection certificate to Lessee within 7 days of the execution of this Lease.

(b)Since compliance with the Americans with Disabilities Act (ADA) and other state and local accessibility statutes are dependent upon Lessee’s specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in compliance with ADA or other accessibility statutes, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense.

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LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY AIR CRE OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1.SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2.RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING AND SIZE OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.

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© 2017 AIR CRE. All Rights Reserved.		MTON-20.00, Revised 01-03-2017

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at: __________	Executed at: __________
On: 12-8-17	On: 12-7-17

By LESSOR:	By LESSEE
McDonald Family Co. LLC	Eiger BioPharmaceuticals Inc.

By: [Signature]	By: [Signature]
Name Printed: __________	Name Printed: JIM WELCH
Title: __________	Title: CFO
Phone: __________	Phone: 650 - 279 - 9845

Fax: __________	Fax: 650 - 619 - 1621
Email: __________	Email: jweich@eigevbio.com

By: ______________________________________________________________	By: ______________________________________________________________
Name Printed: __________	Name Printed: __________
Title: __________	Title: __________
Phone: __________	Phone: __________
Fax: __________	Fax: __________
Email: __________	Email: __________

Address: __________	Address: __________
Federal ID No.: __________	Federal ID No.: __________

BROKER	BROKER
__________	__________

Attn: __________	Attn: __________
Title: __________	Title: __________

Address: __________	Address: __________
Phone: __________	Phone: __________
Fax: __________	Fax: __________
Email: __________	Email: __________
Federal ID No.: __________	Federal ID No.: __________
Broker/Agent BRE License #: __________	Broker/Agent BRE License #: __________

AIR CRE. 500 North Brand Blvd, Suite 900, Glendale, CA 91203, Tel 213-687-8777, Email contracts@aircre.com

NOTICE: No part of these works may be reproduced in any form without permission in writing.

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© 2017 AIR CRE. All Rights Reserved.		MTON-20.00, Revised 01-03-2017

RULES AND REGULATIONS FOR

STANDARD OFFICE LEASE

Date:	October 11, 2017
By and Between
Lessor:	McDonald Family Co. LLC
Lessee:	Eiger BioPharmaceuticals Inc.
Property Address:	2171 Park Blvd, Palo Alto, CA
(street address, city, state, zip)

GENERAL RULES

1.Lessee shall not suffer or permit the obstruction of any Common Areas, including driveways, walkways and stairways.

2.Lessor reserves the right to refuse access to any persons Lessor in good faith judges to be a threat to the safety and reputation of the Project and its occupants.

3.Lessee shall not make or permit any noise or odors that annoy or interfere with other lessees or persons having business within the Project.

4.Lessee shall not keep animals or birds within the Project, and shall not bring bicycles, motorcycles or other vehicles into areas not designated as authorized for same.

5.Lessee shall not make, suffer or permit litter except in appropriate receptacles for that purpose.

6.Lessee shall not alter any lock or install new or additional locks or bolts.

7.Lessee shall be responsible for the inappropriate use of any toilet rooms, plumbing or other utilities. No foreign substances of any kind are to be inserted therein.

8.Lessee shall not deface the walls, partitions or other surfaces of the Premises or Project.

9.Lessee shall not suffer or permit anything in or around the Premises or Building that causes excessive vibration or floor loading in any part of the Project.

10.Furniture, significant freight and equipment shall be moved into or out of the building only with the Lessor’s knowledge and consent, and subject to such reasonable limitations, techniques and timing, as may be designated by Lessor. Lessee shall be responsible for any damage to the Office Building Project arising from any such activity.

11.Lessee shall not employ any service or contractor for services or work to be performed in the Building, except as approved by Lessor.

12.Lessor reserves the right to close and lock the Building on Saturdays, Sundays and Building Holidays, and on other days between the hours of ________ P.M. and ________ A.M. of the following day. If Lessee uses the Premises during such periods, Lessee shall be responsible for securely locking any doors it may have opened for entry.

13.Lessee shall return all keys at the termination of its tenancy and shall be responsible for the cost of replacing any keys that are lost.

14.No window coverings, shades or awnings shall be installed or used by Lessee.

15.No Lessee, employee or invitee shall go upon the roof of the Building.

16.Lessee shall not suffer or permit smoking or carrying of lighted cigars or cigarettes in areas reasonably designated by Lessor or by applicable governmental agencies as non-smoking areas.

17.Lessee shall not use any method of heating or air conditioning other than as provided by Lessor.

18.Lessee shall not install, maintain or operate any vending machines upon the Premises without Lessor’s written consent.

19.The Premises shall not be used for lodging or manufacturing, cooking or food preparation.

20.Lessee shall comply with all safety, fire protection and evacuation regulations established by Lessor or any applicable governmental agency.

21.Lessor reserves the right to waive any one of these rules or regulations, and/or as to any particular Lessee, and any such waiver shall not constitute a waiver of any other rule or regulation or any subsequent application thereof to such Lessee.

22.Lessee assumes all risks from theft or vandalism and agrees to keep its Premises locked as may be required.

23.Lessor reserves the right to make such other reasonable rules and regulations as it may from time to time deem necessary for the appropriate operation and safety of the Project and its occupants. Lessee agrees to abide by these and such rules and regulations.

PARKING RULES

1.Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles herein called “Permitted Size Vehicles.” Vehicles other than Permitted Size Vehicles are herein referred to as “Oversized Vehicles.”

2.Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

3.Parking stickers or identification devices shall be the property of Lessor and be returned to Lessor by the holder thereof upon termination of the holder’s parking privileges. Lessee will pay such replacement charge as is reasonably established by Lessor for the loss of such devices.

4.Lessor reserves the right to refuse the sale of monthly identification devices to any person or entity that willfully refuses to comply with the applicable rules, regulations, laws and/or agreements.

5.Lessor reserves the right to relocate all or a part of parking spaces from floor to floor, within one floor, and/or to reasonably adjacent offsite location(s), and to reasonably allocate them between compact and standard size spaces, as long as the same complies with applicable laws, ordinances and regulations.

6.Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

7.Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Lessor will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

8.Validation, if established, will be permissible only by such method or methods as Lessor and/or its licensee may establish at rates generally applicable to visitor parking.

9.The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas is prohibited.

10.Lessee shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.

11.Lessor reserves the right to modify these rules and/or adopt such other reasonable and non-discriminatory rules and regulations as it may deem necessary for the proper operation of the parking area.

12.Such parking use as is herein provided is intended merely as a license only and no bailment is intended or shall be created hereby.

AIR CRE. 500 North Brand Blvd, Suite 900, Glendale, CA 91203, Tel 213-687-8777, Email contracts@aircre.com

NOTICE: No part of these works may be reproduced in any form without permission in writing.

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© 2017 AIR CRE. All Rights Reserved.		OFGRR-2.00, Revised 01-03-2017

MECHANICAL ROOM 9'-4" x 6'-7"
OFFICE 1 9'-11" x 9'-9"
OFFICE 2 9'-6" x 9'-9"
OFFICE 3 10'-1" x 9'-9"
ELECTRICAL ROOM 8'-6" x 4'-0"
CONFERENCE ROOM 1 9'-4" x 13'-5"
(E) SKYLIGHT ABOVE
SHIPPING/RECEIVING 39'-0" x 36'-5"
CONFERENCE ROOM 2 9'-4" x 14'-2"
STORAGE ROOM 9'-4" x 6'-6"
(E) SKYLIGHT ABOVE
STORAGE ROOM 9'-4" x 4'-6"
UP
R
CONFERENCE ROOM 3 17'-6" x 11'-11"
BREAK AREA
OFFICES 8
CONFERENCE ROOMS 4
BOARD ROOM 1
RECEPTIONIST 1
CONFERENCE ROOM 4 17'-0" x 12'-2"
RESTROOM 7'-4" x 7'-6"
DATA INFO/ STORAGE 7'-10" x 8'-9"
UP
V
1-HR. CORRIDOR
OFFICE 6 10'-7" x 8'-10"
COPY/PRINT 8'-4" x 9'-7"
OFFICE 5 9'-1" x 9'-11"
OFFICE 4 8'-8" x 9'-11"
BOARD ROOM 16'-5"x26'-10"
OFFICE 7 10'-7" x 8'-10"
LOBBY
RECEPTION
COLLABORATION 13'-5" x 13'-5"
OFFICE 8 10'-7" x 8'-10"
(N) EXT. WALL
(N) EXT. DOOR
UP

Eiger BioPharmaceuticals
6700 Call Center Parkway, Suite 110	2155 Park Ave	FP-1 : Fit Plan
Pleasantan, CA 94566	1st Floor	11-20-17
Tel: 925.484.5245 / Fax: 925,484,5206	Polo Alto, CA	mnl: BD
www.idarchitecture.com	Project # : 17216

CAD File: O:\days\2155 Park Blvd_Palo Alto\FLR1/17216_Eiger BioPharmaceuticals\17216_Base_01.dwgDATE PLOTTED: Monday: Nov 20, 2017 - mlgo

(E) SKYLIGHT, TYP.
SLOPE
SLOPE
(E) BUILT-UP ROOF, TYP.
SLOPE
SLOPE
RIDGE
(E) BUILT-UP ROOF, TYP.
SLOPE
SLOPE
OFFICES 4
MEETING ROOM 1
(E) ROOF OVERHANG
RESTROOMS
DN
OFFICE 9 10'-11" x 13'-5"
OFFICE 10 11'-0" x 13'-5"
MEETING 8'-5" x 13'-5"
OFFICE 11 8'-7" x 10'-2"
OFFICE 12 10'-3" x 10'-2"
OPEN OFFICE
(N) EXT. DOOR
DN
(N) EXT. WALL
DECK

1

152946275 v8

ADDENDUM TO LEASE

This ADDENDUM TO LEASE (“Addendum”) is attached to and is an integral part of that certain Standard Multi - Tenant Office Lease-Net (the “Lease”) dated October 11, 2017, by and between the McDonald Family Co. LLC, as Lessor, and Eiger BioPharmaceuticals, Inc., a Delaware corporation, as Lessee, for the Premises commonly known as 2171 Park Blvd, 1st & 2nd floor, Palo Alto, California consisting of approximately 8,029 rentable square feet.. Capitalized terms used herein without definition will have the same meanings as in the Lease. In the event of any conflict between this Addendum and the remainder of the Lease, this Addendum shall control.

50.	Early Access:

Lessee, along with its contractors or agents, etc., shall be permitted to enter the Premises, without obligation to pay Base Rent or Operating Expenses, on February 1, 2018, provided that Lessee has delivered to Lessor proof of insurance required pursuant to Section 8.4 of the Lease (the “Early Access Period”) for the purpose of installing Lessee’s equipment, personal property, cabling and otherwise preparing the Premises for occupancy (the “Early Access Work”). Lessor and Lessee shall each take commercially reasonable efforts to ensure that Lessor’s contractors and Lessee’s contractors cooperate in commercially reasonable ways in order to avoid any delays in the substantial completion of the Lessor Work (as defined below). Notwithstanding Section 3.2 of the Lease, during the Early Access Period Lessee shall have no obligation to pay Base Rent or Operating Expenses, except that since the utilities serving the Premises are separately metered in the name of Lessor, Lessee shall be responsible for payment to Lessor of such separately metered utilities during the Early Access Period and for contracting and paying for janitorial services to the Premises during the Early Access Period.

51.	Base Rent (NNN): The monthly Base Rent amount shall be as follows: Months 01-
12:	$6.00 per rentable square foot/mo./NNN($48,174.00)

(March 1, 2018- February 28, 2019)

Months 13-24:	$6.18 per rentable square

foot/mo./NNN($49,619.22)(March 1, 2019- February 29, 2020)

Months 25-36:	$6.37 per rentable square foot/mo./NNN($51,107.80)

(March 1, 2020- February 28, 2021)

Months 37 - 48:	$6.56 per rentable square foot/mo./NNN($52,641.04)

(March 1, 2021- February 28, 2022)

Months 49 - 60:	$6.75 per rentable square foot/mo./NNN($54,220.26)

(March 1, 2022- February 28, 2023)

52.	Vehicle Parking:

The words “beyond any applicable notice and cure periods” are hereby added after the words “not in default” in the first sentence of Paragraph 2.6 of the Lease. Additionally, there will be no charge for Lessee’s parking during the Term and Paragraph 2.6(b) of the Lease is hereby deleted. Street parking from the City of Palo Alto will be available at City of Palo Alto rates.

53.	Common Area Changes:

In the event that Lessor makes any of the Common Area changes set forth in Paragraph 2.10 of the Lease, Lessor and Lessee agree that there shall be no change to the square footage of the Premises as a result thereof, and Lessor shall use reasonable efforts to minimize any interference with Lessee’s business caused by such changes and the construction thereof.

54.	Delay in Possession:

Section 3.3 of the Lease is hereby deleted and replaced with the following:

“3.3 Delay in Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession by such date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the

152946275 v8

validity of this Lease or change the Expiration Date. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If Lessor is unable to deliver the Premises to Lessee with the Lessor’s Work substantially complete on the Commencement Date, Lessee shall also be entitled to rent abatement for the period from the date which is forty (40) days following the Commencement Date through the date that is one hundred sixty (160) days after the Commencement Date, which abatement shall be applied beginning after the expiration of any rent abatement period set forth in the Lease. If possession is not delivered within 160 days after the Commencement Date, as the same may be extended under the terms of any Work Letter executed by Parties, Lessee may, at its option, by notice in writing after the end of such 160 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder.”

55.	Operating Expenses:

55.1Lessor’s estimate of Operating Expenses for the Premises for 2017 is $.95/rsf/month, which amount Lessee shall use to calculate monthly Operating Expenses owed until receipt of Lessor’s Statement for calendar year 2018.

55.2Notwithstanding anything to the contrary set forth in the Lease, Lessor will contract directly for utilities servicing the Premises and Lessee will be responsible for contracting directly for janitorial service to the Premises. The utilities are separately metered to the Premises and will be billed independently and not as an Operating Expense. Payments for utilities will be made promptly following the receipt of a written invoice therefor from Lessor, but in any event not later than twenty (20) days following receipt of such written invoice.

55.3Lessor’s property management fee, not exceed three percent (3%) of the gross rents of the Building minus the amount of the management fee throughout the initial Term and any Extension Options, shall be included as an Operating Expense.

55.4Notwithstanding Lessee’s Share stated in Paragraph 1.6 of the Lease, Lessee shall be responsible for 100 percent (100%) of all costs connected with maintenance, repair and replacement of the HVAC system that serves only the Premises.

55.5The words “and the costs of any environmental inspections” are hereby deleted from Section 4.2(a)(ii).

55.6Section 4.2(a)(x) is hereby deleted from the Lease and no reserves shall be part of Operating Expenses payable by Lessee.

55.7The capital improvement and replacement expenses set forth in Section 4.2(a)(viii) of the Lease shall be limited to those which are: (1) reasonably expected by Lessor to produce an actual reduction in operating charges or energy consumption or effect other economies in the operation or maintenance of the Building; or (2) required after the date of this Lease under any governmental law or regulation not in effect as of the Commencement Date (but not including any Capital Expenditure set forth in Section 2.3(b) of the Lease) (collectively, “Permitted Capital Expenditures”).

55.8Section 4.2(d) is hereby deleted and replaced with the following:

“Lessee’s Share of Operating Expenses is payable monthly on the same day as the Base Rent is due hereunder. The amount of such payments shall be based on Lessor’s good faith estimate of Operating Expenses for the current calendar year. Within ninety (90) days following the end of any given calendar year, Lessor will use reasonable efforts to furnish to Lessee a statement in reasonable detail, setting forth the actual Operating Expenses for the applicable calendar year (“Lessor’s Statement”). If the estimated monthly payments of Lessee’s Share of Operating Expenses that Lessee has paid has paid are greater than Lessee’s Share of Operating Expenses as set forth in Lessor’s Statement, Lessor shall credit such overpayment against subsequent obligations of Lessee for payment of Operating Expenses, or refund such overpayment if the Term has ended and Lessee has no further obligations to Lessor hereunder. If the estimated monthly payments of Lessee’s Share

152946275 v8

of Operating Expenses are less than the amount due for such calendar year, Lessee shall pay the balance due within twenty (20) days from receiving Lessor’s Statement.

55.9During the sixty (60)-day period after receipt of any Lessor’s Statement (the “Review Period”), Lessee may, at its sole cost and expense, inspect and audit on a non-contingency basis Lessor’s records relevant to the cost and expense items reflected in such Lessor’s Statement at a reasonable time mutually agreeable to Lessor and Lessee during Lessor’s usual business hours. Each Lessor’s Statement shall be conclusive and binding upon Lessee unless within the Review Period Lessee notifies Lessor in writing that it disputes the correctness of Lessor’s Statement and specifies how Lessor’s Statement is claimed to be incorrect. All inspections and audits of Lessor’s books and records and any arbitration shall be subject to a confidentiality agreement reasonably acceptable to Lessor. If Lessee’s audit determines that actual Operating Expenses have been overstated by more than five percent (5%), then Lessor shall reimburse Lessee for the reasonable out-of-pocket costs of such audit and Lessee’s rent shall be appropriately adjusted to reflect any overstatement in Operating Expenses.

55.10Notwithstanding anything to the contrary in Section 4 of the Lease, the following items shall be excluded from Operating Expenses:

i.	Any fines, penalty charges, or interest incurred by Lessor due to violation of law or late payment.

ii.	Expenses incurred in connection with the services provided to others but not to Lessee.

iii.

Expenses incurred in connection with leasing, drafting, or enforcing leases in the Building, such as, but not limited to, (l) real estate broker’s commission, (2) accounting, legal, architectural, space planning, or engineering fees, or (3) advertising or promotions costs.

iv.

Repairs and maintenance necessary because of negligence or willful misconduct of other tenants, their officers, agents, employees, invitees, licensees, and those parties working through or under those tenants.

v.	Except for Permitted Capital Expenditures, any capital improvement or replacement costs.

vi.

Ground lease rental (except for any ground lease rental fee attributable to the area where Lessee’s parking spaces described in Section 1.2(b) of the Lease are located, which rental fees may be included in Operating Expenses up to an amount not to exceed $200 per month) and depreciation; principal and interest payments of mortgages (and any fees or points associated with any mortgages) and other non-operating debts of Lessor.

vii.

Sums paid to subsidiaries or other affiliates of Lessor for services on or to the Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by unrelated persons or entities of similar skill, competence and experience.

viii.

All costs associated with the operation of the business of the entity which constitutes “Lessor” (as distinguished from the costs of operating, maintaining, repairing and managing the Building) including, but not limited to, Lessor’s or Lessor’s managing agent’s general corporate overhead and general administrative expenses;

ix.	Costs for alterations of other tenants’ premises prior to and during duration of leases.

x.

Costs incurred in connection with the original construction or any future expansion of the Building (including without limitation costs to correct defects in, or inadequacy of, the initial design or construction).

xi.	Costs incurred to obtain or upgrade a LEED certification or similar rating for the Building (provided that monitoring and maintenance costs required to maintain such a

152946275 v8

rating or certification once obtained may be included in Operating Expenses).

Xii.	Any fines, penalties or interest resulting from the active negligence or willful misconduct of Lessor.

xiii.

Any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Substances existing as of the date of this Lease in, about or under the Building or migrating onto or under thereafter.

xiv.

To the extent any employee of Lessor spends only a portion of his or her time working with respect to the Building (as opposed to full time work with respect to the Building), a prorated amount of such employee’s wages, salaries and compensation based upon the portion of time spent by such employee with respect to the projects other than the Building.

xv.	Costs of services for which Lessee or any tenant of the Building is obligated to separately reimburse Lessor pursuant to this Lease or its respective lease with its Lessor.

xvi.

Except with respect to insurance deductibles (but subject to any express limitations set forth in this Lease), the cost of repairs or replacements incurred by reason of fire or other casualty or condemnation;

xvii.	Any costs expressly excluded from Operating Expenses elsewhere in the Lease and/or this Addendum.

xviii.	Costs related to travel expenses, charitable or political contributions or art work.

56.	Real Property Taxes Exclusions: Paragraph 10.1 of the Lease is hereby amended by adding the following to the end thereof:

“Real Property Taxes shall not include:

(i) Inheritance or estate taxes imposed upon or assessed against the interest of any person in the Building;

(ii) Taxes computed upon the basis of the net income of any owners of any interest in the Building; or

(iii) Any penalties, interest or fees attributable to Lessor’s negligent failure to pay any Real Property Taxes when due and payable.”

57.	Use:

Lessee may use the Premises for Professional, Office and R&D uses and other permitted legal uses.

58.	Lessor Work-Delivery Condition:

58.1Upon the Commencement Date, Lessor, at its sole cost and expense, will deliver the Premises in compliance with applicable laws and codes, clean and free of all Hazardous Substances, free of all personal property, with the roof and building envelope in watertight condition, with all Building systems operational and in good condition and repair and all of Lessor Work substantially completed (“Delivery Condition”). Lessor warrants such Building systems, including, but not limited to, the roof, building envelope and HVAC equipment, for the first six (6) months of the Term. In the event that any such Building systems are not in good condition and repair during the initial 6 months of the Term, Lessor shall repair such Building system and shall not include the cost of such repairs as an Operating Expense. Following the initial 6 months, to the extent Lessor is required to make such repairs, then the cost of such repairs may be included as an Operating Expense as set forth in paragraph 4.2 of the Lease. For the avoidance of doubt, notwithstanding the foregoing or anything to the contrary contained in this Lease, Lessee shall not be responsible for (i) compliance with any Applicable Requirements where such compliance is not related specifically to Lessee’s particular use and occupancy of the Premises or where a failure of the Premises to comply with any Applicable Requirements

152946275 v8

arose prior to the Start Date, and (ii) in no event shall Lessee be liable for, and Lessor shall indemnify Lessee for any damages caused by, the storage, release or disposal of any Hazardous Substances on the Building or Property (A) prior to the Commencement Date, or (ii) by anyone other than Lessee.

58.2Lessor shall use commercially reasonable efforts to deliver the Premises to Lessee with the Lessor Work (as defined below) on or before the Commencement Date. Upon execution of this Lease, Lessor, at Lessor’s sole cost and expense, shall have an architect develop a test fit of the Premises for the Lessee in line with Lessor’s budget for the Lessor Work of Two Hundred Thousand and 00/100 Dollars ($200,000) (the “Lessor Work Budget”). Lessee and Lessor will work together to develop a mutually agreeable space plan with mutually agreeable finishes. Lessor, at Lessor’s cost, not to be passed through as an Operating Expense, shall design a space plan with:

a.	7-10 Private offices
b.	1 small conference room (4-6 people)
c.	1 medium conference room (8-12 people)
d.	2 call rooms/phone booths (1-2 people)
e.	1 large conference room (14-20 people)
f.	Upgraded kitchenettes to new building standards
g.	New finishes.

As the same are depicted on Exhibit A attached hereto (collectively “Lessor Work”). Should Lessee request any additions to the Lessor Work (“Additional Lessor Work”) it shall provide written notice thereof to Lessor and Lessor shall promptly provide Lessee with an estimate for completing such Additional Lessor Work (the “Lessor Estimate”). Should the Lessor Estimate indicate that the Additional Lessor Work would cause Lessor to exceed the Lessor Work Budget, any such increase in price over the Lessor Work Budget that is a result of the Additional Lessors Work shall be amortized over the initial Term of this Lease at 6% interest and added to the Base Rent. If applicable, Lessor’s Estimate shall contain a calculation of any such increase in Base Rent. Following reception of the Lessor Estimate, Lessee shall provide Lessor written confirmation of whether it chooses to proceed with the Additional Lessor Work, and if so this Lease shall be amended to set forth the revised Base Rent, if applicable. Any changes to the Lessor Work in excess of Fifty Thousand Dollars and 00/100 ($50,000.00) shall require a written change order approved by both Lessee and Lessor. Notwithstanding the foregoing, any costs in excess of the Lessor Work Budget relating to compliance with applicable laws and base building systems, up to an amount not to exceed Twenty Five Thousand Dollars and 00/100 ($25,000.00), shall be borne solely by Lessor, not be passed on through Operating Expenses.

Once commenced, Lessor shall diligently proceed to achieve Substantial Completion of Lessor’s Work As used herein, the term “Substantial Completion” shall mean that Lessor shall have substantially completed Lessor’s Work, with the exception of minor punch list items that do not materially impede Lessee’s moving into the Premises for Lessee’s use and occupancy of the Premises. Following Substantial Completion of Lessor Work and prior to Lessee occupancy, Lessor and Lessee shall conduct a walkthrough of the Premises and if applicable, provide a punch list of any items to be repaired by Lessor. Lessor shall complete any repairs within thirty (30) days of the delivery date, subject only to availability of materials.

If any portion of Lessor’s Work that requires repair or replacement is covered by a guaranty or warranty by a contractor, a subcontractor and/or a material supplier, Lessor shall assign to Lessee such guaranty or warranty. In addition to (1) any warranties or guaranties issued by contractors, subcontractors, or material suppliers relating to Lessor’s Work and (2) Lessor’s warranty in Paragraph 2.2 of the Lease (which warranty for electrical, mechanical, and plumbing systems shall extend for three months following the Commencement Date), Lessor warrants that Lessor’s Work shall be free from material defects for a period of one year following the date of Substantial Completion.

Lessee, at Lessee cost, is responsible for installation of any additional improvements which Lessee desires, including network wiring, subject to Lessor prior approval, which approval shall not be unreasonably withheld or delayed.

Except for the Lessor Work and as otherwise set forth in this Lease, Lessor shall deliver the Premises to Lessee in their “as is” condition.

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59.	Assignment and Subletting.

59.1Affiliates. Despite any other provision of the Lease, Lessor’s consent is not required for any transfer by operation of law, sale, assignment, transfer of any interest in Lessee or this Lease or the Premises, sublet of all or any part of the Premises, grant of any right to use the Premises or any part thereof (“Transfer”) to an Affiliate, as defined below, as long as the following conditions are met: (i) At least ten (10) business days before the Transfer, Lessor receives written notice of the Transfer (as well as any documents or information reasonably requested by Lessor regarding the Transfer or the assignee (“Transferee”)); (ii) The Transfer is not a subterfuge by Lessee to avoid its obligations under the Lease; (iii) if the Transfer is an assignment, Transferee assumes in writing all of Lessee’s obligations under this Lease which include the use of the Premises and (iv) Transferee’s net worth is equal to or greater than that of Lessee as of the date hereof; Lessee and the Transferee to provide current audited financial statements to Lessor for review and approval at the time of Lessee notification to Lessor per 56.1 (i) above. An “Affiliate” shall mean (i) any entity that controls, is controlled by, or is under common control with Lessee. For this purpose, “control” shall mean the direct or indirect ownership of more than fifty percent (50%) of the voting securities of an entity or possession of the right to vote more than fifty percent (50%) of the voting interest in the ordinary direction of the entity’s affairs.

Regardless of any provision in this Lease which might provide or be construed otherwise, however, the prohibition against Transfers will not be construed to include a prohibition against any transfer resulting from, or as a part of, a bona fide merger or consolidation, sale of assets, sale of a controlling interest in stock or other ownership interest, or by like manner, or by operation of law, so long as the resultant Transferee is of such financial standing and operational responsibility so as to give reasonable assurance of the payment of all Rent reserved in, and compliance with all of the other terms, provisions, covenants and conditions of, this Lease (in any such case, a “Corporate Transfer”); however, Lessee in undertaking any such Corporate Transfer, may not manipulate the ownership interests of Lessee as a means to subvert the general prohibition against Transfers set forth herein. Affiliate Transfers and Corporate Transfers, any of which may be undertaken and accomplished without the need for obtaining Lessor’s consent, are referred to herein as “Approved Affiliates”.

59.2: Rent-Sharing. As a reasonable condition to Lessor’s consent to any assignment or subletting, Lessee shall pay to Lessor the Transfer Premium. “Transfer Premium” shall mean fifty percent (50%) of the following: all base rent, additional rent, and other consideration, cash or non-cash, payable by a Transferee to Lessee (including key money and bonus money and any payment in excess of fair market value for services rendered by Lessee to Transferee or assets, fixtures, inventory, equipment, or furniture transferred by Lessee to Transferee in connection with the Transfer (“Transferee Rent”)), after deducting the rent payable by Lessee under this Lease (excluding the Transfer Premium) for the portion of the Premises that is subject to the Transfer (“Lessee Rent”). Lessee shall pay the Transfer Premium on a monthly basis, together with its payment of Base Rent. In calculating the Transfer Premium, Lessee Rent, and Transferee Rent, the parties shall first adjust the rent to the actual effective rent to be paid, taking into consideration only any rent credit (free rent provided to Transferee), reasonable subtenant improvements, legal fees and broker commission paid. For purposes of calculating the effective rent, all those concessions shall be amortized on a straight-line basis over the relevant term. On Lessor’s request, Lessee shall furnish a complete statement describing in detail the computation of any Transfer Premium that Lessee has derived or will derive from the Transfer. If Lessor’s independent certified public accountant finds that the Transfer Premium for any Transfer has been understated, Lessee shall, within thirty (30) days after demand, pay the deficiency and if such understatement is greater than 5%, also Lessor’s costs of that audit.

59.3Recapture. If Lessee proposes to sublease or assign all of the Premises for the remainder of the Term, once a letter of intent for such sublease or assignment has been executed, Lessee shall provide notice to Lessor (the “Recapture Notice”) of such intended sublease or assignment together with a copy of the executed letter of intent. Lessor shall have the option to recapture the entire Premises for the remainder of the Term by giving written notice thereof to Lessee within five (5) business days after receipt of the Recapture Notice. Such recapture notice shall cancel and terminate this Lease in its entirety as of the date stated in the Recapture Notice as the effective date of the proposed Transfer. If Lessor declines, or fails to elect in a timely manner to recapture the Premises under this Section 59.3, then it shall have waived its right to recapture such sublease or assignment and Lessee may proceed with the negotiation of such sublease or assignment and request consent thereto from Lessor pursuant to Section 12 of the Lease.

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60.	Option to Extend:

60.1:Generally. According to Article 39 of the Lease, if Lessee is not in Breach at the time of giving the Extension Option Notice (defined below), then Lessee shall have the option (“Extension Option”) to extend the Term for an additional thirty-six (36) months, starting immediately upon expiration of the Initial Term (“Extension Term”). Any Default by Lessee hereunder or termination of this Lease during the Original Term shall terminate this Extension Option. The Extension Term shall be under all of the covenants, terms and conditions of the Lease, except that the following provisions will not be part of this Lease for the Extension Term:(i) the amount of Base Rent to be paid by Lessee during the Extension Term, which shall be established as set forth below,(ii) the Extension Option to extend provided for in this Paragraph 56.1,and (iii) any Lessor obligations to construct or to fund initial improvements. The Extension Option is personal to Lessee or an Approved Affiliate and may not be assigned or transferred without Lessor’s express prior written consent except to an Approved Affiliate. If Lessee elects to exercise the Extension Option, Lessee shall give Lessor written notice of such election (“Extension Option Notice”) not less than one hundred eighty (180) days and not more than two hundred seventy (270) days before the end of the Term.

60.2:Rent During Option Term. If Lessee exercises the Extension Option, Base Rent for the Extension Term shall be 95% of the Fair Market Rental Rate (as defined below) of the Premises in relation to market conditions for the Palo Alto California Avenue Office market at the time of the extension. The Fair Market Rental Rate hereunder shall be determined as follows:

(a)Mutual Agreement. After timely receipt by Lessor of the Extension Option Notice, Lessor and Lessee shall have a period of thirty (30) days in which to agree on the Fair Market Rental Rate of the Premises. If Lessor and Lessee agree on the Fair Market Rental Rate for the Premises, then they shall immediately execute an amendment to the Lease stating and incorporating such agreed-upon Fair Market Rental Rate as the Base Rent for the Extension Term.

(b)Arbitration.

i. If Lessor and Lessee are unable to agree upon the Fair Market Rental Rate within thirty (30) days following Lessee’s exercise of the Extension Option,

then the dispute shall proceed to arbitration. The arbitration procedure shall commence when either party submits the matter to arbitration. Not later than ten (10) days after the arbitration procedure has commenced, each party shall appoint an arbitrator and notify the other party of such appointment by identifying the appointee. Each party hereto agrees to select as its respective appointee a licensed real estate agent, who is an individual with at least 5 years’ experience with respect to office building ownership, management and marketing in the downtown Palo Alto area. Neither party may consult directly or indirectly with any arbitrator regarding the Fair Market Rental Rate prior to appointment, or after appointment, outside the presence of the other party. The arbitration shall be conducted under the provisions of the commercial arbitration rules of the American Arbitration Association.

ii.Not later than (10) days after both arbitrators are appointed, each party shall separately, but simultaneously, submit in a sealed envelope to each arbitrator their separate suggested Fair Market Rental Rate and shall provide a copy of such submission to the other party. The two (2) selected arbitrators, after reviewing such submissions, shall determine whether Lessor’s or Lessee’s estimate of the Fair Market Rental Rate is closer to the actual Fair Market Rental Rate for the Premises. If both arbitrators agree that one of said declared estimates is closer to the actual Fair Market Rental Rate, they shall declare that estimate to be the Fair Market Rental Rate, and their decision shall be final and binding upon the parties.

iii.If the two (2) selected arbitrators are unable to agree that one of the declared estimates is closer to the actual Fair Market Rental Rate, within thirty (30) days after receipt of Lessor’s and Lessee’s submitted estimates, then the arbitrators shall inform the parties. Unless the parties shall both otherwise then direct, said arbitrators shall select a third arbitrator, not later than ten (10) days after the expiration of said thirty (30) day period. If no arbitrator is selected within such ten (10) day period, either party may immediately petition a court with appropriate jurisdiction to appoint such third arbitrator. The third arbitrator shall have the qualifications and restrictions set forth above, and shall conduct arbitration pursuant to the commercial arbitration rules of the American Arbitration Association. The third arbitrator’s decision shall be final and binding as to which estimate (as between Lessor’s and Lessee’s) of the Fair Market Rental Rate is closer to the actual Fair Market Rental Rate. Such third arbitrator shall make a decision not later than thirty (30) days after appointment.

iv.Each party shall be responsible for the costs, charges and/or fees of its respective appointee and the parties shall share equally in the costs, charges and/or fees of the third arbitrator. The decision of the arbitrator(s) may be entered in any court having jurisdiction thereof.

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(c) Fair Market Rental Rate. The term “Fair Market Rental Rate” shall mean the amount per rentable square foot that a willing, comparable, non-equity, non-renewal, non-expansion new tenant would pay and a willing, comparable landlord would accept at arm’s length, giving appropriate consideration to rental rates per rentable square foot, the credit strength of Lessee, the type of escalation clauses (including, but without limitation, operating expense, real estate taxes, CPI), the extent of liability under the escalation clauses (e.g., whether determined on a “net lease” basis or by increases over a particular base year orbasedollaramount),abatementprovisionsreflectingfreerentand/ornorentduring the period of construction or any other period during the lease term, brokerage commissions, if any, length of lease term, size and location of premises being leased, and other generally applicable terms and conditions of tenancy for the space in question.

61.	Security Deposit/Prepaid Rent:

61.1Tenant shall pre-pay the first months’ Base Rent, Estimated Operating Expenses and Security Deposit upon the execution of the Lease. The Security Deposit due upon execution of the Lease shall be equal to six (6) months’ Base Rent calculated using the Base Rent rate payable upon execution of the Lease. Assuming Lessee is not in default (beyond notice and cure periods), Lessor will reduce the Security Deposit per the following schedule:

-	Initial Security Deposit: $289,044.00, equivalent to the first six (6) months of base rent.
-	Lessor to give back two (2) months after the 24th month of the Term ( $96,348.00)
-	Lessor to give back one (1) month after the 30th month of the Term ( $48,174.00)
-	Lessor to give back one (1) month after the 48th month of the Term ($48,174.00)
-	Lessor will hold the remaining amount of $96,348.00 through the remainder of the Term.

Lessor will return the above stated amounts to Lessee, by check at the address set forth in the Lease, within fifteen (15) days of the dates listed above.

61.2Security Deposit: Notwithstanding anything to the contrary contained in Section 5 of the Lease, Lessee shall have no obligation to increase the amount of the Security Deposit upon a transfer of the Lease.

62.	Inspection; Compliance Notice:

The following is hereby added to the end of Paragraph 6.4 of the Lease: “Notwithstanding the provisions of this Paragraph 6.4, Lessor shall provide Lessee with at least 24 hours’ prior actual notice before entering the Premises. In the event of an emergency, the determination of which shall require Lessor to be reasonable, Lessor shall use its best efforts to provide Lessee with notice reasonable in such situation. In the event of any entry by Lessor onto the Premises, Lessor shall use its best efforts not to interfere with the conduct of Lessee’s business.”

63.	Alterations:

The dollar amount set forth in the fifth line of Section 7.3(b) of the Lease shall be $15,000 (and not $2,000). Lessee shall not be required to provide a bond or surety for any Alterations unless the cost of the work exceeds two (2) months’ Base Rent. Notwithstanding Section 7.4(b) of the AIR Lease, Lessee shall not be required to remove any Alteration or Utility Installation unless Lessor notifies Lessee of the requirement to do so either (a) upon Lessor granting its consent to such Alteration or Utility Installation, or (b) within ten (10) days of Lessee’s request for a determination from Lessor.

64.	Insurance; Indemnity:

(a)Section 8.5 is hereby deleted in its entirety and replaced with the following:

8.5 Insurance Policies. Insurance required herein shall be by companies maintaining during the policy term a “General Policyholders Rating” of at least A☐,VII, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of certificates with copies of the required endorsements evidencing the existence and amounts of the required insurance. Lessee shall furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof in a reasonable amount of time after the renewal. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.”

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(b)Lessee’s waiver of Lessor liability under Section 8.8 of the Lease shall not apply to the extent any losses or injuries as set forth therein are caused by the gross negligence or willful misconduct of Lessor or its agents, or a breach by Lessor under this Lease.

65.	Damage or Destruction:

Notwithstanding anything to the contrary in Section 9 of the AIR Lease:

a.	Notwithstanding Section 9.2 of the AIR Lease, Lessee shall not be required to make the repair of any damage or destruction.

b.	Lessor shall have thirty (30) days from the date of the damage or destruction to inform Lessee as to whether or not the damage is Partial or Total.

c.	Lessee’s right to rent abatement set forth in Section 9.6(a) shall not be limited to the proceeds received from the Rental Value Insurance.

d.

The first sentence of Section 9.5 of the AIR Lease is hereby deleted and replaced with the following: “If at any time during the last twelve (12) months of this Lease there is damage for which the cost to repair exceeds one months’ Base Rent, whether or not an Insured Loss, either party may terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving a written termination notice to the other party within thirty (30) days after the date of occurrence of such damage.”

e.

If Lessor is obligated to repair or restore the Premises following Premises Partial Damage or Premises Total Destruction and does not commence, in a substantial and meaningful way, such repair or restoration within thirty (30) days after such obligation shall accrue, Lessee may exercise its right to terminate the Lease as set forth in Section 9.6(b).

66.	Excess Utility Consumption:

Section 11.3 and 11.4 of the Lease are hereby deleted. Lessee may use utility services in amounts reasonably necessary for the conduct of its business operations on a 24 hours a day, seven days a week basis, and utilities will be provided on such basis and no advance request needs to be made for use thereof.

67.	Utility Interruption:

Provided no Default shall then exist under this Lease (beyond any applicable notice and cure periods), if electrical power or HVAC is interrupted due to the negligence or willful misconduct of Lessor or its employees or agents (a “Utility Interruption”), and Lessee is unable to carry on its business in a reasonably normal manner due to the failure of any of such utilities and services, and therefore vacates all or the affected portion of the Premises and/or ceases business operations in the Premises for a period in excess of five (5) business days, the Base Rent and additional rental payable under this Lease shall be abated retroactively from the first day of the Utility Interruption (in proportion to the area of the Premises vacated by Lessee by reason of such failure, if less than all of the Premises is affected) and for as long as such inability to carry on Lessee’s business continues, until such time as the service is restored or Lessee reoccupies the Premises or affected portion thereof, whichever is earlier. In the event of any curtailment, diminution, or failure with respect to utilities and services in the Building or the Premises, Lessor agrees to use due diligence to restore full service.

68.	Lessor’s Consent:

The word “cumulative” in Paragraph 12.1(b) of the Lease shall be amended to read “noncumulative” and the percentage provided in said Paragraph 12.1(b) shall be 51% (and not 25%). Further, Paragraph 12.1(c) of the Lease shall be deleted and of no force and effect.

69.	Default:

Notwithstanding anything to the contrary in Section 13.1(d) of the Lease, Lessee shall have fifteen (15) days following written notice from Lessor to deliver the documents required under Section 13.1(d) before any failure to deliver shall constitute a Default under the Lease.

70.	Remedies:

Notwithstanding anything to the contrary in the first paragraph of Section 13.2 of the Lease, (a) Lessor may not perform the duties or obligations of Lessee under the Lease unless Lessee fails to perform any of its affirmative

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duties or obligations within thirty (30) days after written notice to Lessee, unless a longer period of time is required to cure the same, in which case Lessee shall have such longer period of time to perform the same so long as Lessee has commenced to perform within such thirty (30) day period and diligently performs the same to completion, and (b) Lessor shall not charge more than a 10% markup for work performed as a result of Lessee failures set forth in (a) above on the costs and expenses incurred by Lessor in performing such obligations or duties.

71.	Late Charges:

Notwithstanding anything in Section 13.4 of the Lease to the contrary, Lessor will not assess a late charge until Lessor has given written notice of such late payment for the first later payment in any twelve (12) month period and after Lessee has not cured such late payment within three (3) days from receipt of such notice.

72.	Lessor Access:

Notwithstanding anything to the contrary in the Lease: (a) Lessor shall give not less than 24 hours’ notice to Lessee prior to entering the Premises (except in case of emergency), and (b) Lessee shall have the right to require that an employee, officer or agent of Lessee is present at all times during any such entry (except in case of emergency).

73.	Consents:

Lessor’s charges in connection with any request for consent by Lessee pursuant to Section 36 of the Lease shall not exceed $1,500 per request.

74.	ADA:

Lessor represents that the Premises complies with ADA provisions per negotiations with the City of Palo Alto during the permitting process for the Lessor Work, of the ADA in effect on the Effective Date of the Lease.

75.	No Relocation:

Paragraph 41(b) of the Lease shall be deleted and of no force and effect.

76.	Notice of Rule Changes:

Notwithstanding any provision of the Lease or the Rules and Regulations, Lessee shall not abide by any modifications, updates or changes to the Rules and Regulations unless Lessee has received such modifications, updates or changes in writing from Lessor.

77.	Parking Rules

Notwithstanding anything set forth in the parking rules and regulations, in no event shall Lessor move Lessee’s parking spaces to adjacent or offsite locations.

78.	Notices:

Lessor:

McDonald Family Co. LLC

2183 Park Blvd

Palo Alto, CA 94306

Attention: Brion McDonald

Lessee:

Eiger BioPharmaceuticals, Inc.

2171 Park Blvd.

Palo Alto, CA 94306

Attention: Matthew Bys

with a copy to:

Cooley LLP

101 California St, 5th Floor

San Francisco, CA 94111

Attention: Marlena C. Schultz

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IN WITNESS WHEREOF, Lessor and Lessee have executed this Addendum concurrently with the Lease of even date herewith.

Lessor:	Lessee:
McDonald Family Co., LLC a California limited Liability Co.	Eiger BioPharmaceuticals, Inc., a Delaware corporation

Executed at:	Executed at:

On:	12/8/17	,2017	On:	12/7/17	,2017

By:	/signature/	By:	/signature/

Printed Name:	Brian McDonald	Printed Name:	Jim Welch

Title:	CEO	Title:	CFO

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EXHIBIT A

SKYLIGHT ABOVE
SKYLIGHT ABOVE
(N) EXT. WALL
(N) EXT. DOOR

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(E) SKYLIGHT, TYP.
SLOPE
SLOPE
(E) BUILT-UP ROOF, TYP.
SLOPE
SLOPE
RIDGE
(E) BUILT-UP ROOF, TYP.
SLOPE
SLOPE
(E) ROOF OVERHANG
DN
MEETING
OPEN OFFICE
(N) EXT. DOOR
DN
(N) EXT. HALL
DECK

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